UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 26, 2016

Date of Report (Date of earliest event reported)

Apple Inc.

(Exact name of Registrant as specified in its charter)

California	001-36743	94-2404110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1 Infinite Loop

Cupertino, California 95014

(Address of principal executive offices) (Zip Code)

(408) 996-1010

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The Board of Directors of Apple Inc. previously adopted, subject to shareholder approval, an amendment and restatement of Apple’s 2014 Employee Stock Plan (the “2014 Plan”). Apple’s shareholders approved the amended and restated 2014 Plan at the Annual Meeting of Shareholders held on February 26, 2016 (the “Annual Meeting”). The amended and restated 2014 Plan, which became effective upon shareholder approval, increased the maximum amount payable as a cash bonus award that may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to $30 million per person, per fiscal year.

The foregoing brief description is qualified in its entirety by the text of the 2014 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Apple’s shareholders voted on the following eight proposals and cast their votes as described below.

1.	The individuals listed below were elected at the Annual Meeting to serve as directors of Apple until the next annual meeting of shareholders and until their successors are duly elected and qualified:

	For	Against	Abstained	Broker Non-Vote

James Bell	3,083,679,346	24,740,974	5,663,021	1,559,945,580
Tim Cook	3,095,246,110	11,472,231	7,365,000	1,559,945,580

Al Gore	3,012,555,419	93,815,156	7,712,766	1,559,945,580
Bob Iger	3,082,336,074	26,966,576	4,780,691	1,559,945,580

Andrea Jung	2,909,845,673	198,749,767	5,487,901	1,559,945,580
Art Levinson	3,062,321,116	45,447,845	6,314,380	1,559,945,580

Ron Sugar	3,072,297,672	35,589,720	6,195,949	1,559,945,580
Sue Wagner	3,100,054,215	8,423,480	5,605,646	1,559,945,580

2.	A management proposal to ratify the appointment of Ernst & Young LLP as Apple’s independent registered public accounting firm for 2016, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote

4,635,508,314	23,344,080	15,176,527	0

3.	An advisory resolution to approve executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote

2,947,141,264	149,713,014	17,229,063	1,559,945,580

4.

A management proposal to approve the amended and restated 2014 Plan to increase the maximum amount payable as a cash bonus award that may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote

2,948,340,725	154,658,701	11,083,915	1,559,945,580

5.	A shareholder proposal entitled “Net-Zero Greenhouse Gas Emissions by 2030,” as described in the proxy materials. This proposal was not approved.

For	Against	Abstained	Broker Non-Vote

201,192,777	2,619,314,920	293,575,644	1,559,945,580

6.	A shareholder proposal regarding diversity among Apple’s board of directors and senior management, as described in the proxy materials. This proposal was not approved.

For	Against	Abstained	Broker Non-Vote

153,235,024	2,831,506,200	129,342,117	1,559,945,580

7.	A shareholder proposal entitled “Human Rights Review – High-Risk Regions,” as described in the proxy materials. This proposal was not approved.

For	Against	Abstained	Broker Non-Vote

49,043,357	2,744,937,657	320,102,327	1,559,945,580

8.	A shareholder proposal entitled “Shareholder Proxy Access,” as described in the proxy materials. This proposal was not approved.

For	Against	Abstained	Broker Non-Vote

1,011,922,207	2,083,600,907	18,560,227	1,559,945,580

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Apple Inc. 2014 Employee Stock Plan, as amended and restated as of February 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2016	Apple Inc.

	By:	/s/ D. Bruce Sewell
D. Bruce Sewell
Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Description

10.1	Apple Inc. 2014 Employee Stock Plan, as amended and restated as of February 26, 2016.